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                                                                    EXHIBIT 23.2


                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2001-B

                                  BALANCE SHEET

                                  JUNE 22, 2001

                                     ASSETS

          Cash..................................................    $1,000
                                                                    ------
          Total Assets..........................................    $1,000
                                                                    ======

                         LIABILITIES AND TRUST PRINCIPAL

      Interest in Trust.........................................    $1,000
                                                                    ------
      Total liabilities and trust principal.....................    $1,000
                                                                    ======

The accompanying notes are an integral part of this financial statement.




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                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2001-B

                          NOTES TO FINANCIAL STATEMENT

                                -----------------



1.    Nature of Operations:

      AmeriCredit Automobile Receivables Trust 2001-B (the "TRUST"), was formed in the State of Delaware on June 14, 2001. The Trust has been inactive since that date.

      The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from AFS Funding Corp. and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing. AFS Funding Corp., is a Nevada corporation which is a wholly-owned subsidiary of AmeriCredit Financial Services, Inc.

2.    Capital Contribution:

      AFS Funding Corp. purchased, for $1,000, a 100% beneficial ownership interest in the Trust on June 22, 2001.





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